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                                                                    EXHIBIT 10.1


                                  OFFICE LEASE
                                       for
                             METAL MANAGEMENT, INC.
                             ----------------------
     a Delaware corporation duly qualified to transact business in Illinois
     ----------------------------------------------------------------------
                                       at
                               THE BOYCE BUILDING
                  500 North Dearborn Street, Chicago, Illinois
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                                TABLE OF CONTENTS


 1.    Basic Lease Provisions & Identification of Exhibits        1
 2.    Premises & Term                                            2
 3.    Base Rent                                                  5
 4.    Adjustments to Base Rent                                   6
 5.    Security Deposit                                          10
 6.    Delivery of Possession                                    10
 7.    Condition and Care of Premises                            12
 8.    Services                                                  14
 9.    Assignment and Subletting                                 19
10.    Waiver of Subrogation                                     21
11.    Indemnification                                           21
12.    Insurance                                                 22
13.    Fire or Casualty                                          23
14.    Alterations and Improvements                              25
15.    Eminent Domain                                            27
16.    Lessor's Remedies                                         27
17.    Surrender                                                 29
18.    Holding Over                                              30
19.    Rules and Regulations                                     30
20.    Lessors Rights                                            31
21.    Estoppel Certificate                                      32
22.    Subordination                                             33
23.    Notices                                                   33
24.    Miscellaneous                                             34





                          Exhibit A Premises Base Plan
                    Exhibit B Building Rules and Regulations
                              Exhibit C Workletter
                                 Exhibit D Rider
                                    Guaranty
                          Real Estate Broker Disclosure
              Certificate of Authority (Corporation or Partnership)
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BOYCE BUILDING OFFICE LEASE

1.       BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

1.01     BASIC LEASE PROVISIONS

A.       BUILDING IDENTIFICATION

         BOYCE BUILDING
         500 North Dearborn Street
         Chicago, Illinois 60610

B.       LESSOR AND ADDRESS:

         FRIEDMAN PROPERTIES, LTD., an Illinois corporation, 54 West Hubbard Street, Chicago, Illinois 60610, As Agents of the beneficiaries of HARRIS BANK GLENCOE-NORTHBROOK, N.A., not personally but as Trustee of Land Trust No. L-582 (the "Trust").

C.       LESSEE AND LEASED PREMISES:

         LESSEE NAME: METAL MANAGEMENT, INC., A DELAWARE CORPORATION DULY QUALIFIED TO TRANSACT BUSINESS IN ILLINOIS, currently located at: c/o
         T. Benjamin Jennings, 12 Country Lane, Northfield, IL 60093.

         LEASED PREMISES: 500 NORTH DEARBORN STREET - SUITE #405, Chicago, Illinois 60610, consisting of approximately 4,514 square feet of rentable area, as defined in Section 24.27, on the 4TH floor of the Building, as depicted on Exhibit "A" attached hereto and made a part hereof.

D.       DATE OF LEASE:                     JUNE 20, 1996

E.       COMMENCEMENT DATE:                 SEPTEMBER 1, 1996

F.       EXPIRATION DATE:                   AUGUST 31, 2001

G.       LEASE TERM:                        FIVE (-5-) Years & NO (-0-) Months.

H. MONTHLY BASE RENT, due and payable monthly in advance throughout the Term, pursuant to Section 3. as adjusted pursuant to Section 4., as follows:
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SEPTEMBER, 1996 THROUGH/INCLUDING AUGUST, 1997       $6,115.00;
SEPTEMBER, 1997 THROUGH/INCLUDING AUGUST, 1998       $6,295.00;
SEPTEMBER, 1998 THROUGH/INCLUDING AUGUST, 1999       $6,485.00;
SEPTEMBER, 1999 THROUGH/INCLUDING AUGUST, 2000       $6,680.00;
SEPTEMBER, 2000 THROUGH/INCLUDING AUGUST, 2001       $6,880,00;



I. SECURITY DEPOSIT: $6,115.00 DOLLARS, deposited, held, adjusted and administered pursuant to Section 5.

J. INTENDED USE: Lessee shall use and occupy the Premises for the following uses and purposes ONLY and for NO other use or purpose without the express prior written consent of Lessor: GENERAL BUSINESS AND PROFESSIONAL OFFICES.


1.02 ENUMERATION OF EXHIBITS

The exhibits checked off below and attached to this Lease are incorporated in this Lease by this reference:

         [X] EXHIBIT A              PREMISES BASE PLAN
         [X] EXHIBIT B              RULES AND REGULATIONS
         [X] EXHIBIT C              WORK LETTER
         [X] EXHIBIT D.             RIDER
                                    R-1 GENERAL
                                    R-2 TEMPORARY OFFICES
                                    R-3 BICYCLE STORAGE
                                    R-4 PARKING

         [ ] GUARANTY
         [X] REAL ESTATE BROKER DISCLOSURE
         [X] CERTIFIED RESOLUTION OF AUTHORITY
         [X] OTHER: EXPANSION OPTION SPACE EXHIBIT

2. DEMISE & TERM

2.01 DEMISE OF PREMISES

A. BASE DEMISE: In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby accepts the leased premises specified in Subsection 1.01 C. and depicted on Exhibit A (the "Premises") which are contained in the commercial building specified in Subsection 1.01 A. commonly known as 500 NORTH DEARBORN STREET, ILLINOIS 60610 ("Building", the underlying real estate of which may be referred to herein as the "Land") for the term and upon the terms, covenants and conditions provided in this Lease ("Lease").





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B. EXPANSION OPTIONS: So long as this Lease is in full force and effect without uncured Lessee default after applicable notice and grace period, if any, Lessor grants Lessee the following option to enlarge the rentable area of the Premises:

         1. Attached to this Lease is a sheet entitled EXPANSION OPTION SPACE
Exhibit incorporated by this reference (the "Sheet"). The Sheet shows the Premises and identifies the existing tenant spaces on the 4th floor of the Building (each of space "A" and "B" an "Option Space" and collectively the "Option Spaces"), which Option Spaces have the following availability/lease term expiration dates:


I.D. / Suite #             S.F. of Rentable Area     Availability Date
--------------------------------------------------------------------------
"A" (Pt. Suite 400)        1,484                    "NOW"
"B" (Bal. Suite 400)       5,202                    One (1) Year following
                                                    Commencement Date

         2. Lessee may give written notice to Lessor from time to time, that Lessee desires to expand the Premises with Option Space "A", "B", or both, subject to availability as stated above, (an "Expansion Notice"), identifying the Option Space or Spaces desired. Lessee shall be required to choose Option Space "A" and "B" in that order, however. Subject to agreement upon mutually acceptable space plans as provided in Subsection 2.01 B. 3. below, Lessor shall be obligated to deliver the identified Option Space or Spaces within 90 days after the Expansion Notice, subject to availability as stated above.

         3. Within 30 days after each Expansion Notice, Lessor and Lessee shall agree upon a space plan for each Option Space identified, comparable on a per square foot of rentable area basis in terms of quantity and quality of improvements to the quantity of improvements in the Premises (and which agreement shall not be unreasonably withheld or delayed so long as the plans call for such a comparable finished build-out), and Lessee shall make a deposit with Lessor equal to the Security Deposit for each Option Space, as provided in
Section 2.01 B. 4. below. Lessor's Work and Lessee's Work, as defined in Exhibit C Workletter, shall apply to each Option Space.

         4. The terms, covenants and conditions of this Lease shall apply to each Option Space, with the following adjustments and/or modifications:

                  a. The Term of this Lease shall be extended without further action of the parties being required, by a period of THIRTY (30) full rent-paying months, from the date of substantial completion and delivery of the Option Space(s) identified in the given Expansion Notice;

                  b. Monthly Base Rent for each Option Space shall be figured on a per square foot of rentable area amount equal to the Monthly Base Rent of the Premises to and including the Expiration Date of the Term and, if the Term is extended as a consequence of the operation of Section 2.01B.4.a., Monthly Base Rent shall be adjusted for each year (or part thereof) of the extension resulting therefrom by TWO AND ONE-HALF PERCENT (2.5%) compounded annually;


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                  c. Lessee's Proportionate Share of Taxes and Operating
Expenses, as defined and provided for in Section 4.01 F., shall be increased by the Proportionate Share for each Option Area;

                  d. The Security Deposit required for each Option Space shall be deposited at the time Lessor and Lessee agree on a space plan as provided in
Section 2.01 B. 3. above and shall equal one full installment of Monthly Base Rent first payable therefor; and if Lessee fails or refuses to do so, then the Expansion Notice shall be deemed void and of no force or effect and Lessor shall not be bound to accept a late deposit of Security Deposit but shall be free to lease the space as Lessor in its sole discretion may determine; and

        Lessor and Lessee shall execute a new lease or modification to this Lease to memorialize the terms and conditions of each expansion hereunder prior to the delivery date of the given Option space(s). Section R-2 of Exhibit D Rider shall not apply to any expansion hereunder, however.

2.02 TERM

A. Subject to Section 6. ("Delivery of Possession"), the term of this Lease ("Term") shall commence on the date ("Commencement Date") which is the earlier to occur of. (i) the date specified in Subsection 1.01 E. or (ii) the date Lessee first occupies all or part of the Premises; and the Term shall expire, unless sooner terminated, on the date (the "Expiration Date") specified in Subsection 1.01 F., subject to extension in accordance with Sections 2.01B.4.a. and 6.

B. EXTENSION OPTION: So long as this Lease is in full force and effect without uncured Lessee default after applicable notice and grace period, if any, Lessor grants Lessee the option to extend the Term of this Lease, once, for a period of five (-5-) years, to begin, if at all, immediately upon expiration of the Term (as extended, if at all, pursuant to the operation of Sections 2.01B. and 6.) and to end, unless sooner terminated, five(-5-) years thereafter, on all of the terms, covenants and conditions of this Lease except as provided in this Section
2.02 B (the "Extension"). In the event Lessee has not exercised its Option Space options or has exercised its option as to Option Space "A" only (as provided in Section 2.01B.) Lessee must deliver written notice of intent to renew and extend hereunder to Lessor not later than six (-6-) months prior to the Expiration Date of the Term in order to exercise this Extension, but in the event Lessee has exercised its options as to both Option Spaces "A" and "B" (as so provided) Lessee must deliver written notice of intent to renew and extend hereunder to Lessor not later than nine (-9-) months prior to the Expiration Date as extended pursuant to operation of Section 2.01B, and, in either case, if so elected, (a) the Monthly Base Rent rate for the first year of the Extension will be the average rental for comparable space at the Building under at least two (2) comparable renewal leases made within six (6) months of the notice of intent delivered hereunder (within nine (9) months in the event both Option Spaces "A" and "B" have been undertaken pursuant to operation of Section 2.01B) as Lessor and Lessee mutually and reasonably determine, and such Monthly Base Rent shall be increased annually at the beginning of each subsequent year of the Extension by two and one-half percent (2.5%) rounded to the next highest $5.00 increment,
(b) there will be no


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Workletter for the Extension and Lessee shall take the Premises "AS IS"
therefor. Section R-2. of Exhibit D Rider shall NOT apply to the Extension, either.

C. CANCELLATION OPTION: So long as this Lease is in full force and effect without uncured Lessee default after applicable notice and grace period, if any, Lessor grants Lessee the option to cancel and terminate the Term of this Lease, ONCE, effective at the end of the THIRTIETH (30th) full rent paying month of the Term, upon delivery of written notice to Lessor not later than NINE (9) MONTHS prior thereto ("Cancellation Notice") together with the Cancellation Fee of $103,942.17 ______; provided, however, that if Lessee shall have exercised an option for an Option Space prior delivery of the Cancellation Notice, then the effective cancellation date shall I extended to the date which is the THIRTIETH
(30th) full rent paying month of occupancy of the applicable Option Space and the Cancellation Fee shall be increased by the amount of all "deal costs" of the Option Space, being the unamortized amount of (a) all of Lessor's construction costs therefor (including then customary general conditions, overhead and profit so long as Lessor's pricing otherwise is competitive for like work, and if not then limited to 5% of the costs of a competitive bid for like work procured by Lessee); and (b) all leasing commissions paid or incurred by Lessor as a consequence thereof, such sum of (a) and (b) amortized on a straight line basis with interest at Lessor's cost of funds based upon the then current first mortgage loan secured by the Building, over the intended period of occupancy of the Option Space including any extension of the Term resulting therefrom, taken together with Lessor's out-of-pocket administrative costs not to exceed $1,000.00; and provided further, however, that once Lessee has delivered the Cancellation Notice, any unexercised Option Space option shall be deemed revoked, void and unavailable for exercise.

3. BASE RENT

Lessee agrees to pay to Lessor at its office as specified in Subsection 1.01 B. or to such other person or at such other place as designated by Lessor, without any prior demand therefor and without any deduction whatsoever, base rent in installments for the convenience of Lessee, as specified in Subsection 1.01 H. ("Monthly Base Rent") as adjusted, if at all, pursuant to the terms of Section
4. ("Adjustments to Monthly Base Rent"), and as adjusted shall be known as Monthly Base Rent. It is understood that base rent due for the Term is the aggregate of the installments of Monthly Base Rent payable over the Tenn. Except as provided elsewhere in this Lease, all installments of base rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment shall be paid by Lessee to Lessor upon execution of this Lease by Lessee. Base rent shall be prorated for partial months within the Term. All charges, costs and sums required to be paid by Lessee or reserved to Lessor under this Lease in addition to base rent shall be deemed additional rent ("Additional Rent"), and base rent and Additional Rent shall hereinafter be collectively called "Rent." Lessee's covenant to pay Rent shall be independent of every other covenant in this Lease. Lessee shall pay a late charge for delinquent Rent in accordance with the provisions of Subsection 24.01. After default in payment of Rent resulting from any NSF, Account Closed or other dishonor, or as to any Rent account more than 30 days in arrears; or as to any Rent account where Rent is paid more than five (5) days after its due date (taken together with any written extensions thereof granted by Lessor and grace periods applicable thereto) more than twice per year of the Term, then Lessor, in addition to and

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exclusive of any other remedy provided in this Lease, at law or in equity, shall have the right to demand, by delivering notice to Lessee, that all Rent payable to Lessor, including without limitation Rent payments in default from the foregoing occurrences, to be transmitted or paid to Lessor by wire transfer, certified or cashier's check, or money order, until further notice to the contrary.

4. ADJUSTMENTS TO MONTHLY BASE RENT

4.01 DEFINITIONS. For the purposes of this Section 4. the following words and phrases shall have the following meanings:

         A. "Adjustment Date" shall mean the Commencement Date and each January 1st thereafter falling within the Term.

         B. "Initial Year" shall mean the calendar year during which the Commencement Date falls.

         C. Adjustment Year" shall mean the Initial Year and each subsequent calendar year during which an Adjustment Date falls.

         D. "Taxes" shall mean all federal, state and local government taxes, assessments and charges(including transit or transit district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Lessor shall pay or become obligated to pay or remit because of or in connection with the ownership, leasing, managing, control or operation of the Building and the Land, or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith including any rental or similar taxes levied in lieu of or in addition to general real estate and/or personal property taxes to the extent the same legislatively are not prohibited from imposition upon the tenant/lessee or affirmatively are imposed on the tenant/lessee regardless whether the landlord/lessor is obligated for collection thereof). For the purposes hereof, Taxes for any Adjustment Year shall be Taxes which are assessed or become a lien during such year, even though not due or payable until a subsequent year. There shall be included in Taxes for any year the amount of all reasonable fees (including reasonable attorneys' fees) paid or incurred by Lessor during such year in seeking or obtaining any refund or deduction of Taxes or the assessments underlying same. Taxes in any year shall be reduced by the net amount of any tax refund received by Lessor (or its principals or its agents) during such year. If a special assessment payable in installments is levied against the Land or improvements, Taxes for any such year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal, state or local, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes, to the extent not prohibited from imposition on tenants/lessees no matter whether legislatively imposed on landlords/lessor or tenants/lessees. Also excluded from Taxes are penalties and interest resulting from late payment of Taxes.

         E. "Operating Expenses" shall mean and include all those reasonable costs, expenses and disbursements of every kind and nature (determined for the applicable calendar year on an accrual basis) which Lessor (or its principals or its agents) shall pay or become obligated to pay in direct connection with the management (including management fees not to exceed 5 % of gross rents during the Term), ownership, operation, maintenance, replacement and repair of the Building and the Land and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection with the Building or Land, including without limitation, Taxes (as defined herein), common area utility expenses and current amortization, including interest, of capital operation and maintenance of the Building. Operating Expenses shall not include the following, however: costs of capital improvements which increase the size of the Building; costs of legal, accounting, space planner or broker services for leasing of or alterations to premises of any lessees of the Building including without limitation the Premises); charges for depreciation of the Building; interest and principal payments on mortgages, ground leases (if any) or similar debt service except for the financing of capital expenditures as provided hereinabove); real estate brokerage and leasing commissions; damage and repairs attributable to condemnation, fire or other casualty; damage and repairs covered under any insurance policy carried by Lessor (excepting any deductible); damage and repairs necessitated by the negligence or willful misconduct of Lessor or Lessor's employees, contractors or agents; executive salaries or salaries of service personnel to the extent that such executives or personnel perform services not allocable to the operation, management, repair or maintenance of the Building; Lessor's general overhead expenses not related to the Building; legal fees, accountants fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of any lease or defense of Lessor's title to or interest in the Building or any part thereof (excepting that if Lessor should prevail against any one or more tenant or occupant of the Building -- including but not necessarily limited to Lessee individually or as representative or member of a class of Building lessees -- in any action involving a dispute over Operating Expenses wherein Lessee would have benefited had Lessor not prevailed, then Lessor may recoup its attorneys', accountants' and other professional fees as well as court costs as Operating Expenses); costs incurred due to violations by Lessor or any other lessee of the Building of the terms and conditions of any other lease, or fines imposed upon Lessor and not caused by Lessee, for violation of any governmental rule or authority; costs in excess of those for comparable services, labor and materials in comparable buildings (excepting in any event costs under $1,000.00); services, installations or benefits furnished to other lessees in excess of Building standard or not available to Lessee; and any other expenses which, under generally accepted accounting principles and practice would not be considered a normal maintenance and operating expense.

         F. "Proportionate Share" shall mean 2.6 % (being the rentable area of the Premises divided by the rentable area of the Building), subject to provisions of Section 4.02.

         G. "Base Year" shall mean Taxes which become payable during 1996 and Operating Expenses which accrue during 1996.

4.02 ADJUSTMENTS TO MONTHLY BASE RENT

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A. "STEP" ADJUSTMENT.

For each year of the Term subsequent to the first year, Monthly Base Rent shall be as follows, which represents annually compounding N/A% increases: See Subsection 1.01 H.

B. "TAXES AND OPERATING EXPENSES"

In addition to and exclusive of Monthly Base Rent as adjusted pursuant to
Section 4.02 A. above, on each Adjustment Date, there shall be assessed an amount, payable together with Monthly Base Rent for each month of the Adjustment Year which includes the particular Adjustment Date until the next adjustment hereunder, which equals one-twelfth (1/12th) of the product of (1) the positive difference only, if any, between the Premises' Proportionate Share of Taxes and Operating Expenses for the applicable Adjustment Year and the Premises' Proportionate Share of Base Year Taxes and Operating Expenses. The result of the foregoing calculation, if not an even dollar figure, shall be rounded to the next highest dollar figure (for example $87.65 to $88.00) as the additional rent due and payable under this Lease.

         i. Notwithstanding the foregoing, in the event Operating Expenses for any Adjustment Year shall exceed one hundred & ten percent (110%) of the prior Adjustment Year's adjusted Operating Expenses, Lessor shall not, for the purposes of calculating Operating Expenses subject to assessment for the Premises Proportionate Share thereof for the Adjustment Year and each subsequent Adjustment Year, the amount of any such excess. In other words, Operating Expenses increase adjustments shall be limited, in any given Adjustment Year, to a maximum of 10% in excess of the immediately preceding Adjustment Year.

        a. Solely by way of example and not by way of limitation, assume that adjusted Base Year Operating Expenses are $100,000.00, and adjusted Operating Expenses for this example's first Adjustment Year are $120,000.00. In this example, the monthly amount attributable to Operating Expenses and calculable under Section 4.02 B. from the Adjustment Date for this example's Adjustment Year until the next Adjustment Date would be as follows: (a) Is $120,000.00
MORE than 10% more than the Base Year amount? (b) Yes. (c) Then Lessor is limited to calculating the amount due, as follows: $110,000.00 - $100,000.00 = $10,000.00 x 2.6% = $260.00 divided by 12 = $21.66, rounded to $22.00. As to the next Adjustment Year, the monthly amount attributable to Operating Expenses can not exceed $24.00 (actually $23.83 rounded), being 10% in excess of the first Adjustment Year's monthly amount, regardless of actual adjusted Operating Expenses for that next Adjustment Year.

4.03 PROJECTIONS

For purposes of calculating Taxes and Operating Expenses additional rent for any Adjustment Year, Lessor may make reasonable estimates, forecasts or projections of Taxes and Operating Expenses increases collectively the "Projections") for such Adjustment Year. Lessor shall deliver to Lessee a written statement i) setting forth the Projections for the Adjustment Year in which



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
such Adjustment Date falls, and (ii) providing a calculation of the additional rent, if any, resulting from and based on the Projections, to become effective as of said Adjustment Date; provided, however, that the failure of Lessor to provide any such statement shall not relieve Lessee from its obligation to continue to pay base rent at the monthly rate then in effect under this Lease. If and when Lessee receives such statement from Lessor, Lessee shall pay the additional rent reflected thereby effective retroactively to the applicable Adjustment Date. If any unexpected increase in Taxes occurs after preparation of the Projections which results in a projected increase of five percent (5%) or more, based upon action by the Assessor of Cook County which Lessor, after Assessor level objection proceeding, has been unsuccessful in preventing, Lessor may revise the Projections and the estimated Taxes and Operating Expenses additional rent may be recalculated based on the revised Projections.

4.04 READJUSTMENTS

On or about April 1st following the end of each Adjustment Year, or at such later time as Lessor shall be able to determine me actual amounts of Taxes and Operating Expenses for the Adjustment Year last ended, Lessor shall notify Lessee in writing of such actual amounts. If the total Taxes and Operating Expenses additional rent paid by Lessee for such Adjustment Year exceeds the amount thereof payable for such year based upon actual Taxes and Operating Expenses as determined by Lessor, Lessor shall credit such excess to installments of Monthly Base Rent payable after the date of Lessor's notice until such excess has been exhausted unless the excess is greater than one such monthly installment, in which case the excess beyond the amount equal to one such monthly installment shall be refunded to lessee within 30 days, or if this Lease shall expire prior to full application of such excess, Lessor shall pay to Lessee the balance thereof not theretofore applied against Rent. If the actual amounts exceed the Taxes and Operating Expenses additional rent for such Adjustment Year, then and no later than thirty 30) days after the date of Lessor's written notice, Lessee shall pay to Lessor the stated deficiency. The obligation to make such payments shall survive the expiration of the Term or earlier termination of this Lease. No interest or penalties shall accrue on any amounts which Lessor is obligated to credit or pay to Lessee by reason of this
Section 4.04. The obligation for readjustments for the final year of the Term shall survive expiration of the Term of this Lease.


4.05 PARTIAL OCCUPANCY AND PARTIAL SERVICES

There shall be no "grossing up" of Operating Expenses.

4.06 BOOKS AND RECORDS

Lessor shall maintain books and records showing Taxes and Operating Expenses in accordance with sound accounting and management practices, which records shall be available to Lessee for inspection at the offices of the Building upon reasonable prior notice; provided, however, that Lessee must exercise its right hereunder within sixty (60) days after receipt from Lessor of notice of increased rentals or sums due hereunder.



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
4.07 NO DECREASES IN MONTHLY BASE RENT

Notwithstanding anything to the contrary contained in this Lease, and except for Lessee's rights to negotiate rental rates for specific events (such as but not necessarily limited to Option Space and Extension rentals), Monthly Base Rent never shall be adjusted so as to produce a monthly sum less than the Monthly Base Rent as adjusted from time to time in accordance with Section 4.02 A.

4.08 PRORATION

For any Adjustment Year which constitutes less than a full calendar year, Taxes and Operating Expenses additional rent for the partial Adjustment Year shall be prorated based on the number of the days of the Term falling within such calendar year.

4.09 CHANGE IN AREA

In the event that the rentable area of either the Premises or the Building changes during any particular Year during the Term, appropriate adjustment shall be made hereunder for such Year or Years.

5. SECURITY DEPOSIT

As security for the performance of its obligations under this Lease, Lessee upon its execution of this Lease has deposited with Lessor a fund (the "Security Deposit") in the amount specified in Subsection 1.01 1. Lessor may, but shall not be obligated, to apply the Security Deposit to cure any default of Lessee under this Lease, and upon notice by Lessor of such application, Lessee shall replenish the Security Deposit in full by promptly paying to Lessor the amount so applied. Within forty-five (45) days after the Expiration Date and Lessee has vacated the Premises in the condition required by this Lease, Lessor shall return to Lessee the balance, if any, of the Security Deposit. In no event shall the Security Deposit be deemed an advance payment of Rent or the last installment of Monthly Base Rent or the measure of damages for any default by Lessee under this Lease, or a bar of defense to any action which Lessor may at any time commence against Lessee. The Security Deposit must at all times remain equal to ONE monthly installments of INITIALLY PAYABLE Monthly Base Rent FOR THE PREMISES AND EACH OPTION SPACE UNDERTAKEN BY LESSEE PURSUANT TO THE TERMS AND CONDITIONS OF THIS LEASE, BUT IN NO EVENT LESS THAN $6,115,00 AT ANY TIME, and Lessee agrees to remit to Lessor any deficiency with the first installment of adjusted Monthly Base Rent next payable. Lessor shall not be liable for the payment of any interest on Security Deposit funds.

6. DELIVERY OF POSSESSION

A. Lessor shall deliver possession of the Premises on the Commencement Date, prepared with Lessor's Work under the terms of Exhibit C ("Workletter"), if any, attached hereto and made a part hereof, to a state of substantial completion (as defined in Section 6.B. below) or, if no

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
Workletter is attached, then "AS-IS" as of the date of this Lease. A Workletter IS part of this lease.

B. For the purposes of this Lease, the term "substantial completion" shall mean functional completion of the construction to be undertaken, if any, by Lessor pursuant to the Workletter but for minor and insubstantial details of construction or decoration, and/or balancing of mechanical systems serving the Premises. In the event of a dispute as to whether or not substantial completion has been achieved, the reasonable opinion of Lessor's architect (in the event Lessor has paid for or performed the work) or Lessee's architect (in the event Lessee has paid for or performed the work, provided that Rent shall not be deemed payment for work) shall be conclusive and binding upon the parties.

C. Within thirty (30) days after delivery of possession where substantial completion is required, Lessor and Lessee shall execute Lessor's standard form of "punch list", outlining uncompleted details of construction required to be performed by Lessor, which items Lessor shall remain obligated to complete within 30 days after creation of the punch list.. Lessor shall have no obligation to repair damages to the Premises caused by Lessee prior to the execution of the punch list.

D. If for any reason Lessor shall be unable to deliver possession as required under Section 6. A. above, Lessor shall be subject to no liability therefor, except as provided in this Subsection 6. D., as follows. Except to the extent that any delay (including without limitation any delay in performance of Lessee's obligations under the Workletter) in delivery is due to, caused by or attributable to any act or omission on the part of Lessee or any person acting on behalf of Lessee (including without limitation any architect or space planner selected or designated by Lessee), Lessee's sole and exclusive right and remedy shall be that the Term and Rent shall commence only when possession of the Premises is delivered as required under Section 6.A. above and the Expiration Date of the Term shall be extended by a like amount of time (plus just so many days as are necessary to have the Term expire at the end of a calendar month and still provide Lessee the benefit of the "full" Term intended in Section 1.01G); provided, however, that (i) to the extent that any such delay is due to, caused by or attributable to Lessee, then and to that extent neither the Commencement Date or Expiration Date of the Term nor the date upon which Rent commences shall be so extended, and (ii) in no way shall the foregoing prevent Lessor and Lessee from agreeing upon any other or different dates for occupancy of the Premises or commencement of Rent. In no other way shall the validity of this Lease or the obligations of Lessee be deemed altered, modified or impaired, however.

         i. Notwithstanding the foregoing, if for any reason other than a delay caused by Lessee (including delays in executing this Lease and depositing Lessee's funds due and payable upon Lease execution as of the date of this Lease set forth in Section 1.01 D.), Lessor fails to deliver the Premises as required under this Section 6. on the Commencement Date projected under Subsection 1.01 E., Lessee shall have the right to one (1) day of abatement of Monthly Base Rent
(only) for each day of delay, abatement to commence coincident with the Commencement Date of the Term, together with continued occupancy of temporary space, if any, managed by Friedman Properties, Ltd. at the same arrangements therefor.

         ii. In addition and not withstanding the foregoing, if for any reason other than a delay caused by Lessee (as aforesaid), Lessor fails to deliver the Premises as required under this Lease by or before OCTOBER 1, 1996, then and in such case Lessee shall have the right to (a) cancel and terminate this Lease effective as of that date by delivery to Lessor of written notice of such election within 5 days thereafter (but if Lessor delivers possession prior to expiration of such 5 days' period then Lessee's notice of cancellation hereunder shall be deemed null and void but Lessee shall have the benefit of the continuation of the arrangement under the foregoing subparagraph i. through the date of delivery aforesaid) and (b) if cancellation and termination hereunder becomes effective to continued occupancy of its then temporary space but free of base monthly rent charges therefor (but not free of standard additional charges for additional services at that location) for a period not to exceed 60 days after the effective cancellation and termination date.

         iii. In any event, and except as provided in the foregoing provisions of this Section 6., Rent under this Lease shall not commence to accrue and become payable except and until delivery of possession of the Premises.

E. Within thirty (30) days after delivery of possession on any date other than the Commencement Date set forth in Subsection 1.01 E., Lessor and Lessee shall execute a letter certifying the date of substantial completion, if applicable;
(ii) the Term Commencement and Expiration Dates; (iii) the Rent commencement date: (iv) such other information as Lessor reasonably may request (including information a mortgagee of the Building or Land requires to confirm this Lease in full force and effect with Term and Rent commenced) and (v) attaching a copy of the "punch list", if applicable..

7. CONDITION AND CARE OF PREMISES

A. Subject to the provisions of Section 6. above, Lessee's taking possession of the Premises or any portion thereof shall be rebuttable evidence against Lessee that the Premises were in good order and satisfactory condition. No promises of Lessor to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building, the Common Areas (hereinafter defined) or the Land has been made to Lessee by or on behalf of Lessor, except to the extent expressly set forth herein or in Exhibit C Workletter, if any, attached to and made a part of this Lease. Lessee shall notify Lessor of any damage to the Premises after taking possession, regardless of the cause of damage.

         i. Notwithstanding the foregoing, coincident with the Commencement Date of the Term Lessor also shall have substantially completed the following renovations to the Common Areas of the Building:

                  a. cornice restoration;

                  b. Dearborn Street lobby upgrades;

                  c. refinishing of passenger elevator cab interiors;

                  d. 4th floor passenger elevator lobby upgrades.

         ii. Subject to exceptions for certified historic structures, Lessor's Common Areas renovations and upgrades which serve or access the Premises shall comply with the Americans with Disabilities Act of 1990 (as amended).

B. LESSEE'S BASIC REPAIR & MAINTENANCE OBLIGATIONS. Except for damage resulting from the negligence or willful and wanton conduct of Lessor or Lessor's agents, employees or servants, and subject to the provisions of Section 13., Lessee at its own expense (i) shall keep the Premises decorated, in good repair and leaseable condition complying at all times with all governmental requirements and undertaking in good faith all of Lessee's obligations under this Lease, and
(ii) except where Lessor elects to make repairs at Lessee's expense as provided hereinbelow, shall promptly and adequately repair all damage to the Premises caused by Lessee, it agents, officers, employees, servants, invitees, licensees or contractors, including but not limited to the replacement of all broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Lessor and within any reasonable period of time specified by Lessor. Upon not less than ten (10) days' prior written notice (excepting only emergency situations, which shall require no prior notice but whatever notice may thereafter be reasonable) Lessor may, but shall have no obligation to, elect to make any or all repairs required of Lessee hereunder, on Lessee's behalf at Lessee' sole cost, or, upon Lessee's request, perform any such repairs at Lessee's sole cost; or should Lessee fail to make required repairs either promptly or adequately, Lessor may, but need not, make such repairs and replacements at Lessee's sole cost. In any case where Lessor undertakes or supervises Lessee's obligations under this Section B., Lessee shall pay Lessor on demand the cost thereof together with an amount equal to 5% of such cost as an overhead and supervision fee.

C. UTILITIES,

         1. SEPARATELY METERED SERVICES. Lessee shall place its name on all accounts for separately metered utilities serving the Premises, for billing purposes, and Lessee shall pay directly to the applicable utility company its utility charges per its tariffs from time to time in effect. In case the bills and charges are not paid when due, Lessor shall have the right to pay the same, which amounts so paid are declared to be so much additional rent and payable with the very next installment of Monthly Base Rent The following utilities are separately metered for die Premises: ELECTRICAL FOR LIGHTS, OUTLETS AND GENERAL CONDITIONS (INCLUDING ELECTRICAL FOR ELECTRIC HOT WATER HEATER).

         2. OTHER UTILITIES. All other utilities requested by Lessee or necessary for the particular uses of the Premises (beyond its Intended Use) in excess of those required to provide Building Standard services (as provided in Section 8. below) shall be paid for at rates and tariffs as provided for the respective utility under Section 8. The costs of providing Building Standard services not billable or rebillable directly to Lessee under either Section 8. or this Section 7. shall be deemed included in the Rent, except as follows: AIR CONDITIONING, DUCTED VENTILATING AND "MORNING WARM-UP" ENERGY COSTS PER SECTION 8.A.

D. TELEPHONE SERVICE. Lessee shall make arrangements directly with the telephone company providing line service to the Building, and the telephone equipment vendor of Lessee's choice, for telephone service to the Premises. Lessee shall pay all telephone line, wire and equipment installation, rental and maintenance fees and charges for telephone service to the Premises, and if wire maintenance or similar charges are not directly billable to Lessee by the telephone company providing line service to the Building but are charged to Lessor, the same shall be an item of Operating Expenses.

         i. Notwithstanding the foregoing, Lessee shall be entitled to existing Building feeds for such services.

E. ELECTRICAL FIXTURES. Lessee shall pay for the repair, maintenance and replacement of all light fixtures, electrical switches, electrical outlets and lamps located in the Premises and all bulbs, tubes, ballasts and starters utilized in the Premises. Lessee at its sole cost and expense shall have the right to change light bulbs and tubes in die Premises, however, but in such case Lessee shall be solely responsible for all damages caused by improper changing and incorrect type or capacity bulb or tube installed.

F. This Lease grants no rights to light or air over or about the Premises. Lessor specifically excepts and reserves to itself the use of any and all portions of the Building exterior to the Premises, as well as all rights to the Land and improvements and air rights above and about the Premises, and to such areas within the Premises required for installation of utility lines and other installations required to serve any occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Lessee, unless otherwise specifically provided herein, provided that Lessor's exercise of its reserved rights hereunder shall not materially interfere with Lessee's use and possession of the Premises.

8. SERVICES

SO LONG AS THIS LEASE IS IN FULL FORCE AND EFFECT WITHOUT UNCURED LESSEE DEFAULT AFTER THE APPLICABLE NOTICE AND GRACE PERIOD, IF ANY, LESSOR SHALL PROVIDE THE FOLLOWING SERVICES:

A. HVAC SYSTEMS. (I) HEATING. The Premises shall be served for seasonal heating from September 16 through April 15, or such other dates annually as Lessor reasonably determines, by the Building's central heating system, through radiators located in the Premises, to provide levels of seasonal comfort consistent with generic Class "B" office building standards in Chicago, Illinois. (ii) COOLING. The Premises shall be served for seasonal cooling from April 16 through September 15, or such other dates annually as Lessor reasonably determines, by the air conditioning unit(s) located on the same floor as the Premises, to provide levels of seasonal comfort consistent with generic Class "B" office building standards in Chicago, Illinois. (iii) "MORNING WARM UP" AND RELATED FEATURES. The cooling system serving the Premises also may include other features, including ducted electric "morning warm up" coils, economizers and setback controls. (iv) CONTROLS. Lessee may adjust only such thermostatic, economizer and setback controls as may be physically located in the Premises, but shall NOT tamper with supply or return registers or grills in the Premises or any controls beyond the Premises; provided that during heating season Lessee shall keep Premises' thermostats set at no less than 55 DEGREES F and during cooling season Lessee shall keep the Premises' thermostats at no more than 85 DEGREES F. Lessor shall maintain the system seasonally as required, subject to misuse, abuse or waste by Lessee, which is prohibited. The Premises also may be equipped with operable sash windows, Building Standard window blinds, and one or more ceiling fans; to the extent the Premises are equipped with these additional features, Lessee acknowledges that all of these features have cause and effect relationships upon the interior environment of the Premises, and Lessee shall use its own efforts first to control and balance the system for its own comfort using these features. Lessor makes NO guaranty that the system will fulfill any particular uses and purposes to which Lessee may put the Premises, but shall be adequate for the Intended Uses, and heating, ventilating or cooling shall be available at all times. There shall be no smoking unless the Premises are equipped for separate handling of return air, and then only in those areas of the Premises so equipped [The "bullpen" area between the two principals' offices shall be so equipped, at Lessee's sole cost and expense, and as such smoking of cigars only shall be allowed in that area only so long as the doors to the area are closed off from other areas of the Premises not so equipped]. In addition, Lessor shall provide Lessee with a schedule of the set-back hours of the Building's central steam heating system, to allow Lessee to determine when it may desire to activate supplemental heating coils in the ducted ventilating system.



PAYMENT FOR HVAC SERVICES:

         (i.) Heating. The costs of operating and maintaining the central heating system is included in Rent subject to Operating Expenses adjustments as provided in Section 4.

         (ii) Cooling and ducted ventilating and "morning warm up" heating. The air conditioning system, which includes ducted supplemental heating coils, is not separately metered to the Premises, and serves the entire 4th floor of the Building. Lessee will pay Lessor for cooling and "morning warm up" heating services, based upon the Premises' proportionate share of the costs and expenses for operating this system, not less often than quarter annually and not more often than monthly, within 10 days after receipt of Lessor's statement to Lessee therefor. For the purposes of this Subsection 8.A., "proportionate share" shall mean the ratio of the Premises' rentable area to the total rentable area served by this system from time to time as Lessor and Lessee mutually and reasonably determine, and "costs and expenses" shall mean the applicable utility bills for the applicable utility meters through which energy for this system is drawn.

         (iii) There are NO surcharges for extended use of heating or air conditioning services, as such, but Lessee's obligations under this Payment provision shall SURVIVE expiration or sooner termination of this Lease.

B. WATER. Domestic cold water in common with other lessees from City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Lessor (or by Lessee with Lessor's written consent), which shall be one of the Building Operating Expenses. Hot water heating for premises' hot water service for private washrooms and kitchen facilities shall be provided by an hot water heater located in the Premises and electrified via the Premises' separate general services' electrical meter.

C. ELEVATOR. Passenger and freight elevator service in common with Lessor and other persons, at all times.

D. ELECTRICITY. Electricity shall not be furnished by Lessor, but shall be furnished by the authorized public utility company from time to time serving the Building, provided Lessor shall have the sole right to choose between such companies should more than one provide comparable service. Lessor is an authorized reseller of electrical energy for the Building. Lessor shall permit Lessee to receive such service from such utility company through one or more electric meters or submeters serving the Premises and, unless stated to the contrary in Exhibit C Workletter installed at Lessor's expense; provided, however, that any and all electric company start-up charges, security deposit, periodic usage charges and all related rates and tariffs, for electrical service used or consumed in the Premises or its appurtenances, shall be paid by Lessee at its sole expense. Lessee shall install no electrical fixtures or equipment not shown and specified on the final plans (and specifications, if any) approved for the Premises and to be installed in the Premises as of the Commencement Date of the Term of this Lease, without first securing Lessor's prior written approval as to power loads; Lessee shall bear all costs of increasing electric service to the level Lessor deems appropriate to supply any approved power load in excess of existing Building capacities allocable to the Premises, based upon general mercantile levels of usage. Lessee shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Lessee. Electricity used during the performance of janitorial service, or for the making of alterations or repairs in the Premises, or for the operation of any heating, ventilating or air-conditioning systems (supplemental to the Buildings central heating system, if any) and which may be required for computer or data processing equipment or for other special equipment or machinery installed by or on behalf of Lessee, shall be paid for by Lessee. Lessee shall make no alterations or additions to the electric equipment or appliances in the Premises or the Building without the prior written consent of Lessor in each instance. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or risers or wiring installed thereon.


PAYMENT FOR PREMISES ELECTRICAL SERVICES:

         The Premises are separately metered or submetered for premises general electrical service; if separately metered Lessee shall place As name on the electric metered account therefor, for billing purposes, and Lessee shall pay directly to the applicable utility company its utility charges per its tariffs from time to time in effect. In case the bills and charges are not paid when due, Lessor shall have the right to pay the same, which amounts so paid mm declared to be so much additional rent and payable with the very next installment of Monthly Base Rent. If the premises general electrical service is submetered, Lessee shall pay Lessor for premises general electrical services based upon application, without mark-up, of the applicable public electrical utility company's rates and tariffs regulating authorized resellers of electrical service to independent submeter readings, within 10 days after Lessor's invoice to Lessee therefor, which shall be not less often than quarterly and not more often than monthly. Nominal costs of meter reading and bill preparation services shall be an item of Operating Expenses; Lessor shall use its best efforts to keep such charges minimal. The obligation for these payments shall survive termination of this Lease.

E. WINDOWS. Window washing of exterior surfaces OTHER THAN retail storefronts, weather permitting, at such times as shall be required in Lessor's sole judgment, but at a minimum twice annually.

F. JANITORIAL / TRASH REMOVAL SERVICE. Lessor shall provide nightly (nonholiday, weekdays) trash removal of a reasonable amount of pre-contained typical and ordinary (i.e. not requiring special disposal treatment as mandated by applicable law, which shall remain Lessee's sole responsibility) office trash, and weekly vacuuming of open carpeted areas and dry dusting of clear open horizontal surfaces. Kitchen clean-up is available at Lessor's janitorial contractor's standard rates (from time to time) but otherwise is not a Building Standard service. Lessee shall be responsible for placing trash to be removed outside locked office doors, and for leaving office doors unlocked for weekly services. Lessor shall use its best efforts to keep Lessee apprised of changes in cleaning schedules, if any.

G. STRUCTURAL, COMMON AREAS, EXCEPTIONS. Lessor shall maintain and make reasonable and necessary repairs to the structural elements of the Building, the exterior windows of the Building, the main electrical, plumbing, water and sewer services of the Building, central heating, ventilation and air conditioning systems and major components of self-contained systems of the Building, and the public corridors, washrooms and lobby of the Building, except that: (i) Lessor shall not be responsible for the maintenance or repair of any such systems which are located within the Premises and are supplemental or special to the Building's standard systems (including but not limited to NON-standard HVAC systems such as but not limited to computer room air conditioners, provided that the special system allowing cigar smoking in the "bullpen" area as described in section 8.a. shall be repaired and maintained by lessor at its sole cost and expense, and as to failure of the system lessor shall assign any warranties therefor to lessee to enforce), or floor or wall coverings or any decorations, furnishings, trade fixtures or office and related equipment in the Premises; and
(ii) the cost of performing any of the said maintenance or repairs caused either by the negligence of Lessee, its employees, agents, servants, licensees, subtenants, contractors or invitees or by the failure or default of Lessee to perform its obligations under this Lease shall be paid by Lessee, or Lessor may perform said maintenance or repairs and Lessee shall pay to Lessor all amounts incurred on demand, except to the extent of insurance proceeds, if any, actually collected by Lessor with regard to the damage necessitating such repairs. Lessor shall have the right to make repairs under this Section 8.G. at all times subject to notice provisions for access and entry provided elsewhere under this Lease, provided that Lessor shall not unreasonably interfere with Lessee's use and possession of the Premises while making such repairs.

         i. To the extent that boiler and machinery insurance remains commercially reasonably available as Lessor reasonably determines and Lessor carries same, Lessor shall file for insurance claims thereunder in appropriate cases and only the uncovered costs of repairs shall be included in Operating Expenses.

H. ADDITIONAL SERVICES. Services provided in Subparagraphs 8.A. through 8.G. above shall be deemed "Building Standard Services." Lessor may, but shall have no obligation to, provide such extra or additional services as it is reasonably possible for Lessor to provide, and as Lessee may from time to time request in writing, within a reasonable period after the time such extra or additional services are requested. Lessee shall pay for such extra or additional services at Lessor's scheduled rate therefor from time to time, or if there be no scheduled rate, then at the rate of 120% of Lessor's cost in providing them (but only 105% of Lessor's cost in providing them if Lessee is required under the terms and conditions of this Lease to utilize the services of Lessor or any of Lessor's contractors or affiliates to do so), such amount to be considered to be additional rent hereunder.

I. PAYMENT FOR SERVICES. Charges for services provided by Lessor for which Lessee is required to pay Lessor and which are not payable pursuant to any other provisions of this Lease shall be deemed additional rent, and shall be due and payable at the same time as the installment of base rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after Lessee receives Lessor's bill therefor. Any such billings for extra or additional services shall include an itemization of the extra or additional service rendered and the charge for each such service.

J. Lessee agrees that Lessor, its principals, the Trust, and their respective agents, employees and servants, shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or for delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by the act or default of Lessee or by any cause beyond the reasonable control of Lessor; and such failures or delays shall never be deemed to constitute an eviction or disturbance of Lessee's use and possession of the Premises or relieve Lessee from paying Rent or performing any of its obligations under this Lease.

         i. Notwithstanding the foregoing, in the event of a failure to furnish or delay in furnishing Building Standard heating, ventilating or air conditioning, electrical, or elevator services which failure or delay renders the Premises untenantable for their Intended Uses and Lessee A unable to use and occupy the Premises for said Uses as Lessee reasonably determines, then and in such case if the failure or delay continues unabated for five (5) calendar days, Lessee shall be entitled to an abatement of Rent for each day such failure to furnish or delay in furnishing continues beyond such five (5) days' period. From and after the end of a period of thirty days of unabated continuance of such failure or delay, either Lessor or Lessee shall have the right, from that time forward, to treat the failure or delay as a casualty loss or damage under
Section 13. by giving written notice to the other at any time.

K. Lessee agrees to cooperate fully with Lessor, at all times, in abiding by all regulations and requirements which Lessor reasonably may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building. Lessor shall have free access to any and all mechanical installations, and Lessee agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Lessor to or from the enclosures containing said installations. Except to the extent that Lessee is in performance of its leasehold obligations, Lessee further agrees that neither Lessee nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Lessor's mechanical installations after the Commencement Date of the Term.

9. ASSIGNMENT AND SUBLETTING

9.01 GENERAL PROVISIONS

A. General. Lessee shall neither assign nor mortgage this Lease, nor sublet all or any portion of the Premises, nor permit the use of all or part of the Premises by any party other than Lessee, without Lessor's prior written consent in each instance; provided, however, that Lessee is strictly prohibited from assigning this Lease and any interest in it and from subletting or subletting all or part of the Premises to any other tenant or occupant of the Building. Lessor shall have the right to withhold its consent, provided the same is not done unreasonably. Where Lessee proposes to assign, mortgage or sublet, Lessee first shall supply Lessor with: (i) a certified copy of the proposed assigning, mortgage or sublease together with all documentation reasonably related thereto and upon which Lessor may rely in forming its decision not only as to whether consent is required but also as to whether consent is to be withheld or granted under the totality of the circumstances, including without limitation a reasonable amount of financial and background information as to the proposed assignee, sublessee or mortgagee and a reasonable amount of information as to not only any change in use but also as to any alterations proposed in connection with the transaction or contemplated upon or after the intended time of consummation of the transaction, and (ii) as to the second and each subsequent assignment, mortgage or sublease hereunder, a non-refundable processing fee equal to one monthly installment of then current Monthly Base Rent. This Lease shall not be assignable by operation of law. Except as provided in this Section 9.01, no assignment, mortgaging, subletting, or use shall relieve Lessee of its liability under this Lease. Consent by Lessor to any one assignment or subletting shall NOT be deemed consent to any subsequent assignment, mortgaging, subletting or use. The terms of Lessor's consent shall be binding upon the assignee, mortgagee or sublessee. Assignees or sublessees shall become directly liable to Lessor for all obligations of Lessee under this Lease. If Lessor subleases or releases Premises at the request of Lessee, Lessee shall pay Lessor die then customary and standard real estate brokerage commission for such services at market brokerage commission rates at the time as Lessor and Lessee mutually agree plus all other reasonable customary costs incurred in connection therewith (e.g. advertising, decoration, etc.).

B. Exception for Publicly Traded Companies. Lessee represents that as a business entity Lessee is a stock company whose corporate stock is publicly traded on a recognized national stock exchange. So long as there is no change in Intended Uses and no alterations of the Premises in connection with any proposed assignment of this Lease resulting from a sale, acquisition, merger, consolidation or similar business transaction involving Lessee, Lessor's right to withhold consent under the foregoing Section 9.01 shall be limited to the following condition(s): prior to consummating any such transaction, Lessee or its purchaser, assignee or successor, shall submit financial data which is reasonably satisfactory to Lessor, and Lessor shall have the right to withhold its consent only if the financial condition of the purchaser, assignee or successor is not at least as acceptable as was Lessee's at the time of execution of this Lease based upon financial data submitted to Lessor immediately prior to the time of execution of this Lease. Execution of this Lease shall be deemed evidence conclusive against Lessor that Lessor has received, reviewed and accepted Lessee's financial condition as such.

9.02 RECAPTURE OF PREMISES

Excepting transactions covered under Section 9.01 B., any proposal by Lessee either to (a) assign this Lease or any interest in it or (b) sublet any more than 33% of the floor area of the Premises, shall constitute, without further action being required, Lessee's implied offer to Lessor to recapture either this Lease (in the case of any assignment or mortgaging) or the portion of Premises proposed to be sublet (in the case of any subletting). Within fourteen (14) days following receipt by Lessor of all of the documentation, information and funds required to be submitted by Lessee under Section 9.01, Lessor shall notify Lessee whether Lessor will recapture. In the case of recapture based upon a proposed assignment or mortgaging, this Lease shall terminate and Lessee shall be released from liability under this Lease accruing after the effective recapture date. In the case of a recapture based upon a proposed subletting, then and as of the effective recapture date, that portion of the Premises being recaptured and Lessee's obligations therefor accruing thereafter shall be deemed excluded from and no longer an obligation of Lessee under the Lease, and Rent for the Premises remaining after the recapture shall be reduced proportionately to a sum equal to the said Rent immediately prior to recapture multiplied by a fraction, the numerator of which is the rentable area of the Premises immediately prior to recapture minus the rentable area of that portion recaptured, and the denominator of which is the rentable area of the Premises immediately prior to recapture. Lessee agrees to execute promptly any modifications to this Lease resulting therefrom. If Lessor does not exercise its option to recapture within the fourteen (14) day period, Lessee may, provided Lessor consents thereto in writing pursuant to Section 9.01, consummate the assignment or subletting but ONLY as submitted to Lessor, and within ninety (90) days from the date of Lessee's submittal.

9.03 TRANSFER, ASSIGNMENT, AND CONVEYANCE

Lessor shall have the right, freely as Lessor in its sole discretion may determine, to assign, transfer, or convey, in whole or in part, Lessor's interest in this Lease, the Premises, the Building and/or the Land. If Lessor shall so assign, transfer or convey (other than for security purposes only), such assignee, transferee, or grantee shall thereafter be deemed to be the Lessor hereunder, Lessee shall attorn to Lessor's assignee, transferee or grantee, and Lessor, its principals, the Trust, and their respective agents, employees and servants, all shall be relieved of any obligation accruing hereunder after such assignment, transfer or conveyance.

10. WAIVER OF SUBROGATION

Whether the loss or damage is due to the negligence of either Lessor or Lessee or their respective agents or employees, or any other cause, Lessor or Lessee do each herewith and hereby release and relieve the other, their principals (as well as the Trust in the case of Lessor), and their respective agents, employees and servants, all from responsibility for, and waive their entire claim of recovery for:

(i) any loss or damage to real or personal property of either located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils which may be covered by their respective fire insurance policies, with extended coverage endorsements, or

(ii) loss resulting from business interruption at the Premises or loss of rental income horn the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Lessor or Lessee.

Lessor and Lessee each shall cause its respective insurance carriers to consent to such waiver of all rights of subrogation against the other. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated and to the extent of the proceeds collected under such insurance.

11. INDEMNIFICATION

A. Lessee's Indemnification of Lessor. Lessee shall defend and indemnify Lessor, its principals, the Trust, and their respective agents, employees and servants (the foregoing being "Lessor's indemnified parties") and save Lessor's indemnified parties all harmless from and against any and all liability, damages, costs, or expenses, including attorneys fees, arising from any act, omission, or negligence of Lessee, its assignees, sublessees, or their respective officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises (the foregoing being "Lessee's parties") or arising from any accident, injury, or damage to any person or property, occurring in or about the Building or Premises as a result of any act, omission or negligence of any of Lessee or Lessee's parties, or arising from breach or default under this Lease by Lessee or any of Lessee's parties. The foregoing provisions shall not be construed to make Lessee responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Lessor or any of its indemnified parties. In no event, however, shall Lessor be liable to Lessee or any of its parties: for any loss of property; for defects in the Building or in the Premises; or for any accidental damages to the person or property or property of the Lessee or Lessee's parties in or about the Building or the Premises, from water, rain or snow which may leak into, or flow from any part of the Building or the Premises, or from the pipes or plumbing works of the same; and Lessee hereby covenants and agrees (a) to make no claim for any such loss or damage at any time, unless caused by the negligence of Lessor or any of Lessor's indemnified parties, and (b) to insure its property against such perils. Notwithstanding the foregoing, Lessor shall have no liability to Lessee or Lessee's parties for any loss or damage to person or property sustained by Lessee or Lessee's parties caused by any other lessee or other persons or occupants of the Building. Finally it is agreed and notice is hereby given that Lessee is not and shall not be deemed to be an agent of Lessor for the construction, alteration, repair or maintenance of any portion of the Premises, the remainder of the Building, or the Land, or any improvements, fixtures or personalty located therein or thereon. For the purposes hereof, and notwithstanding anything to the contrary stated elsewhere in this Lease, the term "defect" shall include (without limiting its generality) the nature or composition of a,, Building construction materials, natural conditions, construction methods, or the capacity of the Building, the Premises or any system serving either to compensate for air quality or other environmental conditions.

B. Lessor's Indemnification of Lessee. Lessor shall defend and indemnify Lessee, its principals, and their respective agents, employees and servants (be foregoing being "Lessee's indemnified parties") and save Lessee's indemnified parties all harmless from and against any and all liability, damages, costs, or expenses, including attorneys fees, arising from any act, omission, or negligence of Lessor, the Trust, their respective principals, and their respective principals' officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises (the foregoing being "Lessor's parties") or arising from any accident, injury, or damage to any person or property, occurring in or about the Building or Premises as a result of any act, omission or negligence of any of Lessor or Lessor's parties, or arising from breach or default under this Lease by Lessor or any of Lessor's parties. The foregoing provisions shall not be construed to make Lessor responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Lessee or any of its indemnified parties.

12. INSURANCE

12.01 COVERAGE

Lessee shall carry, at its own expense, insurance during the Term insuring Lessee and Lessor as their interests may appear, upon such terms, with such coverages and limits, and in such companies, all as may be satisfactory to Lessor, and with such changes in coverages and such increases in limits as Lessor from time to time may request, and shall maintain the following minimum coverages in the following minimum amounts until such request

(i) a policy of comprehensive public liability insurance insuring Lessee's activities with respect to the Premises, with $500,000.00 single limits as to death or bodily injury in any one occurrence and with $50,000.00 single limits as to loss to property in any one occurrence. For retail stores, product liability coverage is required.

(ii) in case of fire, sprinkler leakage, malicious mischief, vandalism, and other extended coverage perils, for the full insurable replacement value of all additions, improvements and alterations to the Premises (beyond Workletter improvements provided by Lessor) and of all office furniture, trade fixtures, office equipment, work product, and all other items of Lessee's property on the Premises. Lessor will not carry insurance of any kind on any of the stated perils and items covered by this Subsection 12.01 (ii), and will not be obligated to repair thereto.

(iii) in case of fire, sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for (a) the full insurable replacement value of all inventory, work in progress and property of others, and
         (b) such other and further risks as are typically covered in the operations of a professional business office.

Prior to the date that Lessee occupies the Premises or any portion thereof, Lessee shall furnish to and maintain with Lessor either the policies or certificates thereof evidencing the foregoing coverages and limits from time to time required hereunder, naming Lessor, its principals, the Trust, as well as their respective agents, employees and servants, all as additional insureds as their respective interests may appear, and which policies or certificates shall state no insurance coverage thereunder may be altered or canceled without at least ten (10) days prior written notice to Lessor and Lessee.

Without impairing or diminishing Lessor's rights or remedies, and until Lessee supplies the appropriate certificate(s) or, alternatively, should Lessee fail to carry and maintain the foregoing insurance, Lessee will be deemed a self-insurer.

12.02 AVOID ACTION INCREASING RATES

Lessee shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities and shall not, directly or indirectly, make any use of die Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Lessee to comply with the provisions of this Section 12.02, any insurance coverage is jeopardized or insurance premiums are increased, Lessor shall have the option either to terminate this Lease or to require Lessee to make immediate payment of the increased insurance premium.

13. FIRE OR CASUALTY

A. GENERAL. Notwithstanding Section 7. of this Lease, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty (except fires or other casualties resulting from Lessee's gross negligence or intentional misconduct) and if such damage does not render all or a substantial portion of the Premises or the Building unleaseable, then Lessor shall repair and restore the same and Lessee shall repair and replace its furniture, fixtures and equipment and re-open for business, all with reasonable promptness, subject to reasonable delays for insurance adjustment and delays caused by matters beyond Lessor's or Lessee's reasonable control.

B. RIGHT TO TERMINATE UNDER CERTAIN CONDITIONS. If any such damage renders all or a substantial portion of the Premises or the Building unleaseable, Lessor shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Lessee's possession subsequent to the date of such damage of those leaseable portions of the Premises) upon giving written notice to the Lessee at any time within sixty (60) days after the date of such damage. If any such damage renders all or more than fifty percent (50%) of the Premises unleaseable and if such damage does not result from Lessee's gross negligence or intentional misconduct, Lessee also shall have the right to terminate this Lease as of the date of such damage upon giving written notice to Lessor at any time within thirty (30) days after the date of such damage. Unless this Lease is terminated as provided as aforesaid, and so long as such damage does not result from Lessee's gross negligence or intentional misconduct, Lessor shall proceed to repair and restore the Premises and Lessee shall repair and replace its furnitures, fixtures and equipment and re-open for business, all with reasonable promptness subject to reasonable delays for insurance adjustments and delays caused by matters beyond Lessor's or Lessee's reasonable control. Lessee shall have the right to cancel and terminate this Lease in the event the Lessor's repairs and restorations are not substantially completed within 150 days after the date of damage be delivery of written notice to Lessor within five (5) days after the end of such 1 5 0 days' period. If any such damage renders all or more than fifty percent (50%) of the Premises unleaseable and if such damage does not result from Lessee's gross negligence or intentional misconduct, Lessor shall use its best efforts to provide temporary space for Lessee in any other tenantable space managed by Lessor in the Courthouse District at reasonable rates and upon reasonable terms and conditions, pending the sooner of restoration of the Premises and Lessor's or Lessee's cancellation or termination of this Lease under this Section 13.

C. LIMITATIONS ON LESSOR'S OBLIGATION TO REPAIR AND RESTORE, In the event the Building is damaged by fire or other casualty resulting from Lessee's gross negligence or intentional misconduct, Lessor shall have no obligation to repair or restore the Building or any part thereof and Lessee shall not be released from any of its obligations hereunder (including, without limitation, its duty to repair the Premises and its liability to Lessor for damages caused by such fire or other casualty). Lessee hereby acknowledges that Lessor is under no obligation to insure Lessee's interest in the Premises or the Building, and Lessor shall have no duty to repair or restore any of the alterations, additions, or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decoration were provided by Lessor at Lessor's cost at the beginning of the Term. If Lessee wants any other or additional repairs or restoration and if Lessor consents thereto, the same shall be done at Lessee's expense subject to all of the provisions of Section 7. and 14. of this Lease.

D. STATUS OF OCCUPANCY AND RENT PENDING OPERATION OF SECTION 13. If the damage renders the Premises unleaseable and so long as the damage is not caused by the fault of Lessee, Lessor shall use its best efforts to locate temporary space for Lessee elsewhere in any building managed by Friedman Properties, Ltd., its successors or assigns in the "Courthouse District" at reasonable rental rates for comparable temporary uses, for the period of the dislocation only, and in no event beyond the effective cancellation date of this Lease if Lessee cancels this Lease pursuant to the terms and conditions of this Section 13.; and Rent shall abate on those portions of the Premises as are, from time to time, unleaseable as a result of such damage and which Lessee in fact does not use for the purposes of conducting any material ongoing business.

E. INSURANCE CLAIMS. Lessor shall file claims for insurance proceeds of Lessor's insurance coverage for all repairs and restorations required of Lessor under this Section 13.

14. ALTERATIONS AND IMPROVEMENTS

14.01 LESSEE'S ALTERATIONS

After the Commencement Date of the Term, Lessee, without the prior written consent of Lessor which shall not be unreasonably withheld or delayed, shall do no painting or decorating, erect no partitions, make no alterations or repairs (other than minor, inconsequential repairs which require no expertise) in or additions to the Premises, make no change to the locks, do no nailing, boring, or screwing in the ceiling, walls (except for hanging of typical framed artwork, plaques and similar items for which no prior consent shall be required) or floors, and disturb or change no HVAC, electrical or plumbing systems or facilities; provided, however, that as to the two offices and 'bullpen' designated for the principals of Lessee on the final initial plans for the Premises, Lessor may deny consent to any reconfiguration thereof in Lessor's sole discretion. If the Building is or becomes certified or designated as a national or local landmark, or is placed on any national or local register of historic districts or places, Lessor's decision to refuse to consent based upon the requirements and restrictions of such status, shall be conclusive. If Lessor so consents, then and before commencement of any such work or delivery of any materials into the Premises or the Building Lessee shall furnish to Lessor for approval architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be satisfactory, to Lessor. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Lessee shall provide for payment for such work and materials in full, and, if requested by Lessor, shall deposit with Lessor at such time such security for the payment of said work and materials as Lessor may require. Whether or not Lessee furnishes the foregoing, Lessee agrees to indemnify and save Lessor, its principals, the Trust, and their respective agents, employees and servants all forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters) and all requirements of applicable insurance companies, and Lessee shall be responsible for securing all necessary pen-nits and approvals prior to commencement of any such work. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials and free and clear of all liens for labor and materials therefor. Unless Lessor requests their removal, all alterations, improvements, additions and installations to or on the Premises shall become part of the Premises at the time of their installation and shall remain in and with the Premises at the expiration or sooner termination of this Lease (or of Lessee's rights of possession of the Premises), without compensation or credit to Lessee; and if Lessor so requests and Lessee does not remove as requested, Lessor may remove the same and Lessee shall pay the cost of such removal to Lessor upon demand. In no event shall Lessor's consent hereunder ever be deemed to operate as consent to any mortgage, pledge, hypothecation or lien (including mechanic's lien) of this Lease or the Premises; and should Lessee desire to encumber its leasehold interests only for the purposes of securing an obligation to pay for any work otherwise consented to by Lessor hereunder, the provisions and procedures set forth in Section 9. of this Lease shall control.

14.02 LESSOR'S ALTERATIONS

Lessor reserves the right at all times to make changes in the Building, the Common Areas and the Premises, all at any time and from time to time, as Lessor deems legally requisite, necessary or appropriate in its sole discretion (and otherwise improve the Common Areas and Premises as part of a renovation) at Lessor's sole cost, all so long as the rentable area of the Premises and access thereto are not materially impaired.

14.03 LIENS

Lessee shall permit no lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Lessee. If any such lien or claim for lien is filed, Lessee immediately either shall have such lien or claim for lien released of record or shall deliver to Lessor a bond in form, content, amount, and issued by a surety satisfactory to Lessor indemnifying Lessor and others designated by Lessor against all cost and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof, or escrow, with Lessor's designated title insurer, an amount determined by such insurer, as necessary to endorse over such lien with the power in Lessor to settle and pay same within the limits of the principal, and accrued interest, held in such escrow (provided investment fees and risk of loss shall be upon Lessee). If Lessee fails to have such lien or claim for lien so released or to deliver such bond to Lessor or establish such escrow, Lessor, without investigating the validity of such lien, may (but as between Lessor and Lessee shall have no obligation to) pay or discharge the same as claimed, and Lessee shall reimburse Lessor upon demand for the amount so paid by Lessor, together with Lessor's expenses and attorneys' fees; and the failure of Lessor to compromise or settle the lien for any amount other than as claimed shall be no defense to Lessees reimbursement obligations hereunder.

14.04 ACCESS

Except during emergencies and during performance of Building Standard Services ordinarily performed after normal business hours, if the Lessee shall not be present personally to permit an entry into the Premises, when for any other reason an entry therein shall be necessary or desirable, the Lessor or Lessor's agents may enter the same, without rendering the Lessor or such agents liable therefor (if during such entry Lessor or Lessor's agents shall accord reasonable care to Lessee's property), and without in any manner affecting the obligations and covenants of this Lease, upon reasonable prior notice to Lessee. Nothing herein contained, however, shall be deemed or construed to impose upon the Lessor any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

15. EMINENT DOMAIN

15.01 TAKING OF WHOLE

In the event the whole or any substantial part of the Building or the Premises is taken through condemnation (including a deed given in lieu of condemnation), this Lease shall terminate as of the date possession and beneficial enjoyment vests in the condemning authority, and Rent shall be apportioned as of that date.

15.02 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section 15.01, Rent shall be reduced to an amount which equals the Rent applicable to the entire Premises multiplied by a fraction, the numerator of which is the full rentable area of the Premises immediately prior to the taking minus the rentable area taken and the denominator of which is the full rentable area of the Premises immediately prior to the taking. Promptly upon receipt and to the extent of the award in condemnation (or proceeds of sale in lieu thereof), Lessor shall make necessary repairs and restoration (exclusive of Lessee's leasehold improvements and personal property paid for or installed by Lessee) to restore the Premises remaining to as close to Is former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of the Building not taken or condemned as a complete architectural unit.

15.03 COMPENSATION

Lessor shall be entitled to its award; and Lessee shall be entitled to its award; provided that neither award shall diminish the other.

16. LESSOR'S REMEDIES

ALL RIGHTS AND REMEDIES OF THE LESSOR ENUMERATED IN THIS LEASE (INCLUDING WITHOUT LIMITATION THIS SECTION 16.) ARE AND SHALL BE DEEMED CUMULATIVE, AND NONE SHALL EXCLUDE ANY OTHER RIGHT OR REMEDY ALLOWED BY LAW.

A. GENERAL. IF:

1. Lessee defaults in any payment of Rent and does not cure the default within five (5) days after written demand for payment of such Rent, or

2. Lessee defaults in the prompt and full performance of any other provisions of this Lease and does not cure the default within fifteen
         (15) days after written demand by the Lessor that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith), or

3. the leasehold interest of Lessee is levied upon under execution or is attached by process of law, or

4. Lessee makes an assignment for the benefit of creditors or admits its inability to pay its debts generally, or

5.       a receiver is appointed for any property of Lessee, or

6.       Lessee abandons the Premises,

THEN, and in any of these events or any other event which at law or in equity allows Lessor to terminate this Lease or any of Lessee's rights or interests in it, Lessor may, if the Lessor so elects but not otherwise, and with or without further notice of such election, and with or without any further demand whatsoever, either forthwith terminate this Lease and the Lessee's right to possession of the Premises or, without terminating this Lease, forthwith terminate the Lessee's right to possession of the Premises.

B. PARTIES' OBLIGATIONS ON EXERCISE OF LESSOR'S REMEDIES. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Lessee's right to possession without termination of the Lease, the Lessee shall surrender possession and vacate the Premises immediately and deliver possession of them to Lessor, and hereby grants to the Lessor full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Lessor of the Premises as of the Lessor's former estate and to expel or remove the Lessee and any others who may be occupying or be within the Premises and to remove any and all property therefrom, using such force as reasonably may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Lessor's rights to Rent or any other right given to the Lessor hereunder or by operation of law.

C. LESSOR'S RIGHT TO REPAIR/REDECORATE. Upon and after entry into possession, Lessor may make repairs, and alterations to only the two principals' offices and 'bullpen' designated on the final initial plans for the Premises, in or to the Premises and redecorate the same to the extent deemed by Lessor in its reasonable discretion as being reasonably necessary to relet them, and the Lessee shall, upon demand, pay the reasonable cost of repairs only, together with the Lessor's reasonable expenses of the reletting. Lessee's obligations under this Subsection C. also shall survive termination of the Lease.

D. RENT NOT EXTINGUISHED. Exercise of Lessor's remedies shall have NO effect Lessee's Rent obligations, which shall survive termination of this Lease or Lessee's right of possession of the Premises. Notwithstanding the foregoing, Lessor and Lessee each shall be obligated to mitigate damages to Lessor flowing from the termination, including without limitation using all best efforts to secure a successor lessee or occupant of the Premises. Additionally, on demand Lessee shall pay Lessor, (i) Rent as it becomes due and payable in monthly installments, until the sooner of the Expiration Date of the Term or Lessor's agreement to accept a successor lessee as the Lessee of the Premises, and (ii) if no successor shall be found acceptable within six (6) months from the date of termination, then at that time an amount equal to the positive difference, if at all, between (a) the net present value of the entire ascertainable amount of Rent for the balance of the Term reduced by (b) the net present value of the fair rental value of the Premises for the balance of the Term.

E. BANKRUPTCY & RELATED PROCEEDINGS. Lessor shall have all of its rights under the U.S. Bankruptcy Code (as amended from time to time); and Lessor's leasehold interests shall be deemed secured, retroactive to the 91st day prior to any voluntary or involuntary filing. If as a result of such proceeding Lessee shall be entitled to assign its interests under this Lease, the Lessee's trustee in bankruptcy shall be obligated to use is best efforts to secure only tenants whose businesses are primarily the same as the Intended Use of the Premises as then-built, if legally permissible, or, if Lessor shall have given Lessee notice of a default prior to the filing that Lessee is in default of this Lease because of an unapproved change in the Intended Use or unapproved alterations of the Premises, then and among the defaults which the Lessee, its trustee or the assignee in bankruptcy must cure shall be such defaults, and Lessor shall be entitled to reasonable security for such cure prior to the effectiveness of the assignment, if legally permissible. As to insolvency proceeding or assignment for the benefit of creditors, or like proceeding brought under state law and not federal bankruptcy laws, Lessor shall have all of its rights under this Lease, including the right hereby conferred to deem this Lease or Lessee's right to possess the Premises as canceled and terminated ipso facto upon commencement of such proceedings. In any case, Rent pending the final outcome of any such proceeding as it relates to Lessee's interests under this Lease shall be deemed a priority claim and cost of administration. In no event shall Lessor have any rights hereunder which exceed rights granted to parties in the position of Lessor under the U.S. Bankruptcy Code (as amended from time to time).

F. RESERVED.

G. COSTS OF ENFORCEMENT. As between Lessor and Lessee, in any legal action between them to enforce this Lease, or involving one of them and resulting, without the other's fault, in the other's joining or being joined in such action, the non-prevailing party shall pay the prevailing party, on demand after entry of the final, non-appealable order (or settlement in any other case), the prevailing party's costs, charges and expenses in action or proceeding, including the reasonable fees of counsel, agents and others retained by the prevailing party in connection with such matter or proceeding.

H. RESERVED

17. SURRENDER

Upon expiration or sooner termination of this Lease, or termination of Lessee's right of possession of the Premises or any part thereof, Lessee voluntarily shall surrender and vacate the Premises immediately and deliver possession to Lessor in good and leaseable condition, broom clean, ordinary wear and tear excepted. Unless the termination flows from Lessee's default, Lessee shall be entitled to remove from the Premises all of Lessee's moveable personal property which can be removed (a) without damaging the Premises or (b), with minor damage beyond ordinary wear and tear (nail-holes and similar holes caused by hanging of artwork, shelving and similar fixtures SHALL be considered ordinary wear and tear, but anchor bolts and similar devices for securing heavier attachments SHALL NOT be considered ordinary wear and tear) so long as Lessee at its sole cost and expense repairs same at the time of removal, and in either case which do not inure to Lessor's benefit by operation of Section 14. of this Lease; or, if Lessor elects within 30 days after Lessee otherwise physically surrenders possession to Lessor, Lessor may, but shall have no obligation to, allow Lessee to remove other items of Lessee's property, but ONLY if Lessee at its sole cost and expense restores the Premises to the condition as delivered to Lessee on execution of this Lease (ordinary, wear and tear excepted), for which work
Section 14. also shall control. If Lessee fails or refuses to act in accord with the foregoing, Lessor in addition to any other rights conferred by this Lease, shall have the right to deem any of Lessee's property then remaining on the Premises as conclusively abandoned by Lessee with title thereto passing to Lessor without further compensation required and without credit to Lessee whatsoever, or Lessor may, at its option and at Lessee's expense, store and/or dispose of such property and Lessee shall remain responsible for any costs related to the restoration of the Premises once such property has been removed.

18. HOLDING OVER

Unless agreed otherwise in writing, Lessee shall pay Lessor double the Monthly Base Rent payable for the last month of the Term, for each month or portion thereof Lessee retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease, and also shall pay all damages sustained by Lessor by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Lessor of any re-entry rights of Lessor herein before or by law provided. The provisions of this Section 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Lessor provided herein or at law. If Lessee retains possession of the Premises, or any part thereof, for ten (10) days after the expiration or termination of this Lease, then at the sole option of Lessor expressed by written notice to Lessee, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year (or less if specified by Lessor at Lessor's option) on the same terms and conditions, except that the base rent shall be increased to equal 125% of the product of twelve (12) multiplied by the most recent monthly installment of base rent theretofore payable, subject to all further adjustments.

19. RULES AND REGULATIONS,

Lessee agrees for itself and for its assignees, sublessees, successor, employees, agents, and invitees, to comply with the Rules and Regulations stated on Exhibit B and with all reasonable modifications, amendments, and additions to them which Lessor from time to time may make.

While Lessor shall not be responsible for any violation of the Rules and Regulations by other Lessees of the Building Lessor-shall enforce them, to the extent that they apply to each tenancy at the Building, against all other Lessees uniformly.

20. LESSOR'S RIGHTS

LESSOR SHALL HAVE THE FOLLOWING RIGHTS WITHOUT LIABILITY TO LESSEE FOR DAMAGE OR INJURY TO PERSONS, PROPERTY OR BUSINESS AND WITHOUT BEING DEEMED AN EVICTION OR DISTURBANCE OF LESSEE'S USE OR POSSESSION OF THE PREMISES IN WHOLE OR IN PART OR GIVING RISE TO ANY CLAIM FOR SET OFF OR ABATEMENT OF RENT (EXCEPT AS PROVIDED IN
SECTION 13):

         (a) to change the Buildings name or street address upon thirty (30) day's prior written notice to Lessee:

         (b) to install, affix and maintain all signs on the exterior and/or interior of the Building;

         (c) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises or the public corridors or the Building;

         (d) to display the Premises to prospective tenants at reasonable hours during (i) the last six (6) months of the Term if no Option Space has been undertaken or (ii) the last nine (9) months of the Term if any Option Space has been undertaken, or at any time after Lessee shall have given Cancellation Notice pursuant to
               Section 2.02 C., and to display the Premises to prospective purchasers and mortgagees on reasonable notice at reasonable hours at any time during the Term;

         (e) to close, change or rearrange the location of the entrances, doors, corridors, elevators, stairs and toilets or other public parts of the Building, provided that no such change shall materially adversely affect access to the Premises;

         (f) to grant to any party the exclusive right (to the extent permitted by law) to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Lessee from using the Premises for the purposes permitted hereunder;

         (g) to prohibit the placing of vending or dispensing machines of any kind in or about the !Premises;

         (h) to have access for Lessor and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office:

         (i) to close the Building after normal business hours, except that Lessee and its employees and invitees shall be entitled to admission subject to Lessor's reasonable rules and regulations regarding Building security.

         (j) to take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof and shall have the right to enter upon the Premises, to inspect the same, and to make such decorations, repairs, alterations, improvements or additions to the Premises or the Building as the Lessor may deem necessary or desirable, and the Lessor shall be allowed to take all material into and upon said Premises that may be required therefor.

         (k) to retain at all times master keys or pass keys to all doors in and to the Premises, excepting doors which Lessor has agreed in writing to allow Lessee to install separate locks (provided that Lessor shall not be responsible for rendering of janitorial services to areas of the Premises made so in accessible);

         (l) to install operate and maintain a building security system which monitors, by closed circuit television or otherwise, all entering and leaving the Building and all public areas of the Building including, but not limited to, elevators and staircases; and

         (m) to install and maintain pipes, duct, conduits, wires and structural elements located in the Premises which service other parts of the Building, so long as such installations do not materially interfere with Lessee's use and possession of the Premises.

21. ESTOPPEL CERTIFICATE

FROM TIME TO TIME BUT UPON NOT LESS THAN 10 DAYS' PRIOR WRITTEN REQUEST BY LESSOR OR ANY MORTGAGEE HOLDING A MORTGAGE ON THE LAND OR THE BUILDING, LESSEE SHALL DELIVER TO LESSOR OR SUCH MORTGAGEE A STATEMENT IN WRITING CERTIFYING:

         (a) that this Lease is unmodified an in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect;

         (b) the amount of current Monthly Base Rent then payable hereunder and the date through which Rent has been paid;

         (c) that to Lessee's knowledge Lessor is not in default under this Lease or, if in default, a detailed description of such default(s), attaching a copy of any and all notices given to Lessor with respect thereto;

         (d) that Lessee is or is not in possession of the Premises, as the case may be; and

         (e) such other information or agreements as Lessor or the mortgagee reasonably may request

In the event that Lessee fails to deliver the statement within fifteen (15) days after Lessor or the mortgagee requests it, Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact, in Lessee's name, to execute and accept such instrument on behalf of Lessee. Such appointment shall not relieve Lessee from its affirmative obligation to execute and deliver such instrument, however, at any time thereafter immediately upon Lessor's written demand therefor.

22. SUBORDINATION.

A. GENERAL. This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds, now and hereafter in force against the Land and Building, or either, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases require in writing that this Lease shall be superior thereto. At Lessor's request Lessee shall execute such further instruments or assurances as Lessor reasonably may deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Lessee hereby irrevocably authorizes Lessor to execute and deliver in the name of Lessee any such instrument or instruments if Lessee fails to do so, provided that such shall in no way relieve Lessee from the obligation of executing such instruments of subordination or superiority.

B. QUIET ENJOYMENT. It is expressly understood and agreed that while this Lease and the rights of the Lessee hereunder shall be and remain subordinate to any such mortgage, mortgages, trust deeds, or ground leases, so long as the Lessee shall keep and perform each and all of the terms, covenants and conditions of this Lease contained on the part of the Lessee provided to be kept and performed, the right of the Lessee to continue to occupy the Premises and to conduct business therein shall not be disturbed by any foreclosure or other proceeding or by the holder or holders of any indebtedness secured by any such mortgage, trust deed, or by the lessor of any such ground or underlying lease, or by any trustee, receiver of any other person claiming by, through, or under such holder of such trust deed, mortgage, or such ground or underlying lease lessor.

23. NOTICES

All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and delivered, whether or not received, when and properly addressed, certified mail, return receipt requested, at the following address: if

(a) To Lessor:

Friedman Properties, Ltd., 54 West Hubbard Street Chicago, Illinois 60610
Attention: Albert M.Friedman, Pres., and to such other persons or entities as Lessor may designate in writing; and if

(b) To Lessee:

At the address specified in Subsection 1.01C prior to Lessee's occupancy of any portion of the Premises, and upon occupancy at the Premises or at such other address in Cook County, Illinois as Lessee shall designate by written notice to Lessor, provided if Lessee shall occupy temporary space provided by Friedman Properties, Ltd. pending the Commencement Date, then until occupancy of the Premises Lessee's address for leasehold notices shall be the address of such temporary space.

24.      MISCELLANEOUS.

24.01 LATE CHARGES. All delinquent Rent and other payments due from Lessee to Lessor shall bear interest from the 5th day after the due date until paid in full at the greater of the following rates,: (a) the default rate of interest in effect under the Building's first mortgage loan promissory-note from time to time, or (b) 18% per annum. A minimum charge of $50.00 will be made for any returned checks, NSF or otherwise.

24.02 ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Lessor. Lessor at its sole discretion shall have the right to apply any payment by Lessee to current or past due Rent under this Lease, without regard to any notation or restriction Lessee may make upon the form of payment, provided that upon Lessee's request, Lessor shall provide Lessee a statement of Lessee's Rent account showing the extent of such applications and the balance of Rent then due and payable. No receipt of money by Lessor from Lessee after the termination of this Lease or Lessee's right of possession of the Premises shall reinstate, continue or extend the Term.

                  a. Notwithstanding the foregoing Section 24.02, Lessor shall apply payments received from Lessee under this Lease, in the following order, so long as Lessee is NOT in default under this Lease: to current Monthly Base Rent, then to Taxes and Operating Expenses additional rent, then to HVAC and electrical services additional rent, to charges for non-Standard Building Services, then to other Rent, and finally to outstanding late charges, if any.

24.03 FORCE MAJEURE. Except to the extent specifically provided to the contrary elsewhere in this Lease, Lessor shall be deemed not in default with respect to any of the terms, covenants and conditions of this lease on Lessor's part to be performed, if Lessor fails to timely perform same and such failure is due in whole co in part to any strike, lockout labor trouble (whether legal or illegal), civil disorder, inability to procedure materials, failure. of power, restrictive governmental law or regulation, riot, insurrection, war, fuel shortage, accident, casualty, act of God, act caused directly or indirectly by Lessee (or

         Lessee's agents, employees or invitees), or any other cause beyond Lessor's reasonable control.

24.04 CAPTION. The various Section and Subsection captions in the Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Sections and Subsections.

24.05 APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Illinois as amended from time to time, including that State's laws regarding conflict of laws..

24.06 TIME. Time is of the essence in this Lease and the performance of all obligations hereunder.

24.07 LESSOR'S RIGHT TO PERFORM LESSEE'S DUTIES. If Lessee fails to perform any of its duties under this Lease when required (or if not so specified then within a reasonable time), Lessor shall have the right (but not the obligation), after the expiration of any grace period or notice period provided elsewhere under this Lease expressly granted to Lessee for the performance of such duty, to perform such duty on behalf and at the expense of Lessee without further prior notice to Lessee, and all sums expended or incurred by Lessor (including court costs, attorneys' fees and related litigation or settlement expenses) in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Lessor.

24.08 LIMITATION OF LIABILITY. The term "Lessor" as used in this Lease shall mean the beneficial owner of the Trust (or its successor) which holds legal title to the Building, and any obligation or liability of Lessor hereunder shall be limited to the beneficial owner's assets. In no way shall Friedman Properties, Ltd., its affiliates or their respective owners, agents, employees or servants be personally or individually responsible or liable for any claim arising out of this Lease.

24.09 PARTIAL INVALIDITY. If any term, covenant, or condition of the Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable as a matter of law, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

24.10 INCORPORATION BY REFERENCE. All Exhibits, Riders, Schedules and related documents intended to be part of his Lease are deemed as such, whether or not actually attached, so long as the parties have identified them as to be so incorporated.

24.11 BINDING EFFECT. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Lessor and Lessee and their respective heirs, executors, administrators, successors and/or its assigns; provided the foregoing never shall be construed to be a consent by Lessor to any proposed assignment, or subletting or related transaction by which Lessee's status as Lessee may be altered.

24.12    Reserved

24.13 GRAMMAR. All grammatical changes reasonably required to make the provisions hereof apply either to corporations, partnerships or individuals, male or female, as the case may require, shall in all cases be assumed as though in each case fully expressed.

24.14 LEASE CONTAINS ALL TERMS. All of the representations and obligations of the parties are contained in this Lease, and no modification, waiver or amendment of the Lease or of any of its conditions or provisions shall be binding upon either party unless in writing signed by the party to be charged or by its duly authorized agent empowered by a written instrument signed by the party to be charged; and there are no other agreements whether written or oral.

24.15 DELIVERY FOR EXAMINATION. Submission of this Lease for examination shall not bind Lessor in any manner, and no Lease or obligations of the Lessor shall arise until this instrument is signed by both Lessor and Lessee, the initial funds due, if any, from Lessee to Lessor upon execution of this Lease are paid to and/or deposited with Lessor, and fully executed originals of this Lease are delivered to both Lessor and Lessee.

24.16 MODIFICATION OF LEASE. If any lender requires, as a condition to its lending funds the repayment of which is or is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Lessee to pay any additional amounts or otherwise change materially the rights or obligations of Lessee hereunder, Lessee shall, upon Lessor's request, execute appropriate instruments effecting such modifications.

24.17 LESSOR'S TITLE. Lessor's title is and always shall be paramount to the title of Lessee. Except as provided in Section 22. ("Subordination") nothing in this Lease shall empower or be deemed to empower any act which can, shall or may encumber the title of Lessor.

24.18 PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Lessee or by anyone acting through, under or on behalf of Lessee, and the recording thereof in violation of this provision shall make this Lease null and void at Lessor's election.

24.19 PUBLICITY. Lessor and Lessee covenant and agree that but for disclosures required by applicable law, code, ordinance, rule and regulation and but for typical trade publication announcements and other typical and customary disclosures required by Lessor's and Lessee's financial sources, all of the business terms of this Lease are deemed confidential and shall not be publicized without the mutual written approval of Lessor and Lessee.

24.20 COVENANTS AND CONDITIONS. All of the covenants of Lessee hereunder shall be deemed and construed to be "conditions", if Lessor so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

24.21 ONLY LESSOR-LESSEE RELATIONSHIP. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Lessor and Lessee, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

24.22    Reserved.

24.23 PERFORMANCE OF TERMS. The failure of the Lessor to insist upon performance of any of the conditions of this lease in any one or more instances shall never be a waiver thereafter of the right of Lessor to demand full performance of all of the agreements of Lessee herein set forth, and of all conditions when any performance is due.

24.24 AGREEMENT TO EXECUTE OTHER DOCUMENTS. The parties to this Lease hereby agree to execute such other of further documents as may be necessary to effectuate the intents and purposes of this Lease.

24.25 COMMON AREAS. So long as Lessee is not in default under this Lease, Lessor grants Lessee a non-exclusive license to use and occupy in common with others entitled thereto the common areas, loading facilities, sidewalks, and other facilities as may be designated from time to time by Lessor as Common Areas, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor.

24.26 LESSEE AS CORPORATION OR PARTNERSHIP. In case the named Lessee is a corporation, Lessee (i) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Lessee and constitutes the valid and binding agreement of Lessee in accordance with the terms hereof and (ii) shall deliver to Lessor, concurrently with the delivery of this Lease executed by Lessee, certified resolutions of the board of directors (and shareholders, if required) authorizing Lessee's execution and delivery of this Lease and the performance of Lessee's obligations hereunder, including a certificate of incumbency for such authorizations. In the event this Lease is modified or amended in writing, Lessor shall have the right, prior to executing any such modification or amendment, to require Lessee, at the time of execution of, and for, each such modification or amendment, to provide Lessor with the documents and instruments set forth under clause (ii) as may be correct at each such time.

24.27 DEFINITION OF PREMISES AREA. For the purposes of this Lease, the "Rentable Area" of the Premises shall mean the area in and/or attributable to the Premises as calculated herein. Rentable Area shall be that area calculated by measuring first the "gross area" within (i) the exterior window glass line of exterior Building walls of the Premises where said walls are more than 50% windowed or, if not so windowed, from the interior surface of said walls, (ii) the outside of demising partitions separating the Premises from common hallways, corridors, lavatories, stairwells and/or elevator shafts not otherwise constituting vertical penetrations through the gross area, and/or (iii) the center of demising partitions separating the Premises from other tenant space, then deducting from the gross area the area within the Premises devoted to utility risers, shafts and other vertical penetrations (measured from the exterior of said penetrations but NOT deducting structural support elements of the Building located within the gross area, thereby resulting in the "net rentable area", then equalized and adjusted by Premises' proportionate share, if any, of the corridors, hallways, bathrooms, air conditioning and fan rooms, janitorial, electrical and other utility closets, and other similar areas and facilities serving the floor of the Building on which the Premises are located.

24.28    HAZARDOUS SUBSTANCES

         A. Definition. For the purposes of this Lease, "hazardous substances" shall mean all materials or substances, whether solid, liquid or gaseous, which from time to time are declared by applicable federal, state or local governmental law, ordinance, code, rule or regulation from time to time in effect, to be subject to removal, abatement or regulated use, by reason of toxicity or other public health, safety or welfare consideration, whether per se or dependent upon level of presence in composites or other mixtures, and shall include, by way of example only and NOT by way of limitation: asbestos, asbestos containing materials, PCBS, and dioxin.

         B. Insofar as the construction materials of the Building, common areas and permanent leasehold improvements are concerned:

         C. If any Building Standard construction materials are declared to be or contain hazardous substances, Lessor at its sole cost and expense shall comply with the appropriate removal, abatement or regulation requirements, and in such event Lessor at its sole cost and expense shall replace those materials with others of similar quality excepting they shall contain no hazardous substances. Lessee shall cooperate in the removal, abatement or regulation program, including temporary relocation pending removal or abatement (as the case may require), at Lessor's sole cost and expense, with Rent adjusted on a proportionate basis, but not fully abated, during such temporary relocation.

         D. Any and all construction materials incorporated into the Premises by Lessee at its sole cost and expense and declared to be or contain hazardous substances shall be removed or abated at Lessee's sole cost and expense.

         E. Insofar as Lessee's moveable fixtures, office furniture, business equipment and miscellaneous personalty is concerned, and except to the limited extent (and solely in the manner) permitted by applicable governmental law, ordinance, code rule or regulation from time to time in effect, Lessee shall neither bring into, keep nor use any hazardous substances in or about the Premises or the Building; and Lessee at its sole cost and expense shall comply with all such laws, ordinances, codes, rules and regulations, including without limitation removal of hazardous substances if banned. Likewise and similarly Lessor at its sole cot and expense shall regulate use of hazardous substances, if permitted, or enforce removal of same, if and as legally required, from the balance of the Building. This obligation shall survive expiration or sooner termination of this Lease.

         F. For the purposes of this Lease, any loss, cost, damage or expense arising from compliance with this Section 24.28 shall not be deemed a casualty loss except to the extent insurance against such perils is reasonably available to both Lessor and Lessees and if so available, Lessee each shall procure and maintain same in connection with insurance coverages otherwise required to be obtained and maintained by it under this Lease.

24.29 FULLY INTEGRATED LEASE. This Lease represents a commercial lease made at arm's length by Lessor and Lessee and fully negotiated with the assistance of independent legal counsel and other professional consultants. For the purposes hereof, any real estate broker engaged by Lessee (other than J.A. Friedman & Associates or any of its affiliates), even though to be paid by Lessor as provided elsewhere in this lease, shall be deemed Lessee's "independent" consultant. As such Lessor and Lessee acknowledge that, except where specifically indicated to the contrary, there is no clear delineation between the "business" and "legal" terms of this Lease. Also as a consequence thereof, in the event this Lease or any provision of his Lease requires judicial or similar interpretation because of an alleged or claimed ambiguity, NEITHER Lessor nor Lessee shall be prejudiced by any rule, canon or maxim of construction that any such provision is to be construed (strictly or otherwise) against the "drafter; rather, all provisions of his Lease shall be interpreted so as to be equitable to both Lessor and Lessee under the totality of all provisions of this Lease, if any, reasonably in pari materia to the provision alleged or claimed to be ambiguous.

IN WITNESS WHEREOF, THIS LEASE HAS BEEN EXECUTED AS OF THE DATE SET FORTH IN SUBSECTION 1.01 D.

LESSOR:

FRIEDMAN PROPERTIES, LTD., etc., as Agents, etc.


By: /s/ A.M.F.
Albert M. Friedman, President

LESSEE:

METAL MANAGEMENT, INC., A DELAWARE CORPORATION DULY QUALIFIED TO TRANSACT BUSINESS IN ILLINOIS



BY: /s/ GERARD M JACOBS
         PRINT NAME:    GERARD M. JACOBS
         TITLE/OFFICE:  PRESIDENT